Exhibit 10.22.5.8

SEVENTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

AMONG

PRIMEENERGY CORPORATION

PRIMEENERGY MANAGEMENT CORPORATION

PRIME OPERATING COMPANY

EASTERN OIL WELL SERVICE COMPANY

SOUTHWEST OILFIELD CONSTRUCTION COMPANY

EOWS MIDLAND COMPANY

COMPASS BANK

AS AGENT AND LETTER OF CREDIT ISSUER

AND

THE LENDERS SIGNATORY HERETO

MARCH 1, 2010

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SEVENTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into effective as of March 1, 2010 (the “Effective Date”), by and among PRIMEENERGY CORPORATION, a Delaware corporation, PRIMEENERGY MANAGEMENT CORPORATION, a New York corporation, PRIME OPERATING COMPANY, a Texas corporation, EASTERN OIL WELL SERVICE COMPANY, a West Virginia corporation, SOUTHWEST OILFIELD CONSTRUCTION COMPANY, an Oklahoma corporation, and EOWS MIDLAND COMPANY, a Texas corporation (collectively, the “Borrower”), each lender that is a signatory hereto (individually, together with its successors and assigns, a “Lender” and collectively together, with their respective successors and assigns, the “Lenders”) and COMPASS BANK, an Alabama banking association and successor in interest to Guaranty Bank, FSB, a federal savings bank, as agent for the Lenders (in such capacity, together with its successors in such capacity pursuant to the terms of the Amended and Restated Credit Agreement referred to hereinafter, the “Agent”) and letter of credit issuer.

WITNESSETH:

WHEREAS, the Borrower, the Lenders and the Agent are parties to that certain Amended and Restated Credit Agreement dated December 28, 2006, as amended to the Effective Date (as so amended, the “Agreement”), to which reference is here made for all purposes;

WHEREAS, the Borrower, the Lenders and the Agent are desirous of amending the Agreement in the particulars hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties to the Agreement, as set forth therein, and the mutual covenants and agreements of the parties hereto, as set forth herein, the Borrower, the Lenders and the Agent agree as follows:

ARTICLE I

DEFINITIONS

1.1 Terms Defined Above. As used in this Seventh Amendment to Amended and Restated Credit Agreement, each of the terms “Agent,” “Agreement,” “Amendment,” “Borrower,” “Effective Date,” “Lender” and “Lenders” shall have the meaning assigned to such term hereinabove.

1.2 Terms Defined in Agreement. As used herein, each term defined in the Agreement shall have the meaning assigned thereto in the Agreement, unless expressly provided herein to the contrary.

1.3 References. References in this Amendment to Schedule, Exhibit, Article, or Section numbers shall be to Schedules, Exhibits, Articles, or Sections of this Amendment, unless expressly stated to the contrary. References in this Amendment to “hereby,” “herein,” “hereinafter,” “hereinabove,” “hereinbelow,” “hereof,” “hereunder” and words of similar import shall be to this Amendment in its entirety and not only to the particular Schedule, Exhibit, Article, or Section in which such reference appears. Specific enumeration herein shall not exclude the general and, in such regard, the terms “includes” and “including” used herein shall mean “includes, without limitation,” or “including, without limitation,” as the case may be, where appropriate. Except as otherwise indicated, references in this Amendment to statutes, sections, or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending, replacing, succeeding, or supplementing the statute, section, or regulation referred to. References in this Amendment to “writing” include printing, typing, lithography, facsimile reproduction, and other means of reproducing words in a tangible visible form. References in this Amendment to amendments and other contractual instruments shall be deemed to include all exhibits and appendices attached thereto and all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Amendment. References in this Amendment to Persons include their respective successors and permitted assigns.

1.4 Articles and Sections. This Amendment, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

1.5 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

1.6 Negotiated Transaction. Each party to this Amendment affirms to the other that it has had the opportunity to consult, and discuss the provisions of this Amendment with, independent counsel and fully understands the legal effect of each provision.

ARTICLE II

AMENDMENTS

2.1 Amendment of Section 2.1. Section 2.1 of the Agreement is amended to delete in its entirety the last sentence of subsection (c) of subsection B of such Section 2.1.

2.2 Amendment of Section 2.10. Section 2.10 of the Agreement is amended to read as follows in its entirety:

“2.10 Mandatory Prepayments. If at any time the Loan Balance exceeds the sum of the Borrowing Base then in effect and the Revolving Line of Credit Number 2 Loan Available Commitment then in effect, the Borrower shall, within 60 days of notice from the Agent of such occurrence, (a) prepay, or make arrangements acceptable to the Lenders for the prepayment of, the amount of such excess for application on the Loan Balance, (b) provide additional collateral, of character and value satisfactory to the Lenders in their reasonable discretion, to secure the Obligations by the execution and delivery to the Lenders of security instruments in form and substance satisfactory to the Lenders in the exercise of their reasonable discretion, or (c) effect any combination of the alternatives described in the immediately preceding clauses (a) and (b) acceptable to the Lenders in their reasonable discretion. In the event that a mandatory prepayment is required under this Section and the Loan Balance exclusive of the L/C Exposure is less than the amount required to be prepaid, the Borrower shall repay the entire Loan Balance exclusive of the L/C Exposure and, in accordance with the provisions of the relevant Letter of Credit Applications executed by the Borrower or otherwise to the reasonable satisfaction of the Lenders, deposit with the Agent, as additional collateral securing the Obligations, an amount of cash, in immediately available funds, equal to the L/C Exposure in excess of the sum of the Borrowing Base then in effect and the Revolving Line of Credit No. 2 Loan Available Commitment then in effect. The cash deposited with the Agent in satisfaction of the requirement provided in this Section may be invested, at the reasonable discretion of the Agent and then only at the express direction of the Borrower as to investment vehicle and maturity (which shall be no later than the latest expiry date of any then outstanding Letter of Credit), for the account of the Borrower in cash or cash equivalent investments offered by or through the Agent.”

2.3 Amendment of Section 5.4. Section 5.4 of the Agreement is amended to read as follows in its entirety:

“5.4 Oil and Gas Reserve Reports. (a) Deliver to the Agent no later than May 1 of each year during the term of this Agreement, engineering reports in form and substance satisfactory to the Agent, certified by Ryder Scott Company or by any nationally-recognized or regionally-recognized independent consulting petroleum engineers acceptable to the Agent, as fairly and accurately setting forth (i) the proven and producing, shut-in, behind-pipe, and undeveloped oil and gas reserves (separately classified as such) attributable, as of January 1 of the year for which such reserve reports are furnished, to the Oil and Gas Properties of the Borrower and those limited partnerships in which the Borrower is a partner and the partnership interest of the Borrower in such limited partnerships is subject to a first priority Lien in favor of the Agent to secure the Obligations, (ii) the aggregate present value of the future net income with respect to such Oil and Gas Properties, discounted at a stated per annum discount rate of proven and producing reserves, (iii) projections of the annual rate of production, gross income, and net income with respect to such proven and producing reserves, and (iv) information with respect to the “take-or-pay,” “prepayment,” and gas-balancing liabilities of the Borrower or any relevant limited partnership.

(b) Deliver to the Agent no later than November 1 of each year during the term of this Agreement, engineering reports in form and substance satisfactory to the Agent prepared by or under the supervision of any nationally-recognized or regionally-recognized independent consulting petroleum engineer evaluating the Oil and Gas Properties of the Borrower and those limited partnerships in which the Borrower is a partner and the partnership interest of the Borrower in such limited partnership is subject to a first priority Lien in favor of the Agent to secure the Obligations as of July 1 of the year for which such reserve reports are furnished and updating the information provided in the reports pursuant to Section 5.4(a).

(c) Each of the reports provided pursuant to this Section shall be submitted to the Agent together with additional data concerning pricing, quantities of production from the Mortgaged Properties, volumes of production sold, purchasers of production, gross revenues, expenses, identification of wells listed on the relevant report owned by limited partnerships, rather than by the Borrower directly, and confirming that the working interest and net revenue interest set forth for each such well in the relevant report represents the Borrower’s partnership interest share of the total working interest and total net revenue interest of the relevant limited partnership in the relevant well and such other information and engineering and geological data with respect thereto as the Agent may reasonably request.”

2.4 Amendment of Section 5.5. Section 5.5 of the Agreement is amended to read as follows in its entirety:

“5.5 Title Opinions; Title Defects; Collateral. Promptly upon the request of the Agent, furnish to the Agent title opinions, in form and substance and by counsel satisfactory to the Agent, or other confirmation of title acceptable to the Agent, covering Oil and Gas Properties constituting not less than 80% of the present value, determined by the Agent in its sole discretion, of the Oil and Gas Properties included in the Borrowing Base; and promptly, but in any event within 60 days after notice by the Agent of any defect, material in the opinion of the Agent, in value in the title of the Borrower or the relevant limited partnership to any of the Oil and Gas Properties included in the Borrowing Base, clear such title defects, and, in the event any such title defects are not cured in a timely manner, pay all related costs and fees incurred by the Agent to do so. The Borrower further agrees to provide the Agent, at all times during the term of this Agreement, with valid first priority Liens on Oil and Gas Properties or partnership interests constituting not less than 80% of the present value, determined by the Agent in its sole discretion, of all the Oil and Gas Properties included in the Borrowing Base.”

2.5 Amendment of Schedule 6.1. Section 6.1 of the Agreement is amended to read as follows in its entirety:

“6.1 Indebtedness. Create, incur, assume, or suffer to exist, and will not permit any limited partnership of which the Borrower serves as the sole general partner or the managing general partner and which owns Oil and Gas Properties contributing to the Borrowing Base to create, incur, assume, or suffer to exist, any Indebtedness, whether by way of loan or otherwise; provided, however, the foregoing restriction shall not apply to (a) the Obligations, (b) unsecured accounts payable incurred in the ordinary course of business, which are not unpaid in excess of 60 days beyond invoice date or are being contested in good faith and as to which such reserve as is required by GAAP has been made , (c) Commodity Hedge Agreements, in form and substance and with a Person acceptable to the Lender, provided that (i) each commitment issued under such agreement must also be approved by the Lender, (ii) such agreements shall not be entered into with respect to Oil and Gas Properties included in the Borrowing Base constituting more than 85% of monthly production of proven producing reserves as forecast in the most recent engineering report, provided by the Borrower, utilizing the Agent’s then current commodity price forecast and approved by the Agent, and (iv) the Agent shall receive a security interest in the Commodity Hedge Agreements, (d) Rate Management Transactions, in form and substance and with a Person acceptable to the Agent or (e) other unsecured Indebtedness of the Borrower not exceeding $1,500,000 in the aggregate at any point in time; or vote its partnership interest in Chase Energy, L.P., a Texas limited partnership, in favor of such entity’s incurring any Indebtedness other than Indebtedness of the character falling within the preceding proviso in this Section 6.1, Indebtedness owing to the Borrower as a result of loans or advances from the Borrower not prohibited by the provisions of Section 6.6 or Section 6.7 and Indebtedness owing to Westwind Exploration, LLC, a Texas limited liability company in an amount equal to such Indebtedness owing to the Borrower.”

2.6 Amendment to Section 6.6. Section 6.6 of the Agreement is amended to substitute the following for clause (c) of the proviso appearing in such Section 6.6:

“(c) loans or advances to limited partnerships in which the interest of the Borrower therein is subject to a first priority Lien in favor of the Agent to secure the Obligations (including, for the avoidance of doubt, Chase Energy, L.P., a Texas limited partnership) outstanding as of December 31, 2009 and additional loans and advances made thereafter not exceeding $1,000,000 in the aggregate each calendar year when considered together with Investments by the Borrower which are the subject of clause (e) in the proviso appearing in Section 6.7.”

2.7 Amendment of Section 6.7. Section 6.7 of the Agreement is amended to delete “or” preceding clause (d) of the proviso appearing in such Section 6.7 and to add the following immediately after such clause (d):

“, or (e) Investments in limited partnerships in which the interest of the Borrower therein is subject to a first priority Lien in favor of the Agent to secure the Obligations (including, for the avoidance of doubt, Chase Energy, L.P., a Texas limited partnership) existing as of December 31, 2009 and additional Investments made thereafter not exceeding $1,000,000 in the aggregate each calendar year when considered together with loans and advances by the Borrower which are the subject of clause (c) in the proviso appearing in Section 6.6.”

2.8 Amendment of Exhibit III. Exhibit III to the Agreement is replaced with the Exhibit III appended to this Amendment.

ARTICLE III

RATIFICATION AND ACKNOWLEDGMENT

Each of the Borrower, the Lenders and the Agent does hereby adopt, ratify and confirm the Agreement, as amended hereby, and acknowledges and agrees that the Agreement, as amended hereby, and each of the other Loan Documents to which it is a party is and remains in full force and effect. Each of the Borrower, the Lenders and the Agent hereby agrees and acknowledges that: (a) as of the Effective Date, the Borrowing Base is $93,500,000, (b) as of the Effective Date, the Revolving Line of Credit No. 2 Loan Available Commitment is $6,500,000, (c) as of the Effective Date the Monthly Reduction Amount is $2,000,000, with the first reduction of the Borrowing Base amount subsequent to the Effective Date as a result of such Monthly Reduction Amount to occur on June 1, 2010.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower does hereby re-make in favor of the Lenders and the Agent each of the representations and warranties made by it in the Loan Documents to which it is a party and further represents and warrants that each of such representations and warranties made by it remains true and correct as of the date of execution of this Amendment. Further to the foregoing, the Borrower specifically represents and warrants to the Lenders and the Agent that no Default or Event of Default existing as of the date of execution of this Amendment and giving effect to this Amendment.

ARTICLE V

MISCELLANEOUS

5.1 Parties in Interest. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Agreement.

5.2 Rights of Third Parties. Except as provided in Section 5.1, all provisions herein are imposed solely and exclusively for the benefit of the parties hereto.

5.3 Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument and shall be enforceable upon the execution of one or more counterparts hereof by each of the parties hereto. In this regard, each of the parties hereto acknowledges that a counterpart of this Amendment containing a set of counterpart execution pages reflecting the execution of each party hereto shall be sufficient to reflect the execution of this Amendment by each necessary party hereto and shall constitute one instrument.

5.4 Integration. This Amendment constitutes the entire agreement among the parties hereto with respect to the subject hereof. All prior understandings, statements and agreements, whether written or oral, relating to the subject hereof are superseded by this Amendment.

5.5 Invalidity. IN THE EVENT THAT ANY ONE OR MORE OF THE PROVISIONS CONTAINED IN THIS AMENDMENT SHALL FOR ANY REASON BE HELD INVALID, ILLEGAL OR UNENFORCEABLE IN ANY RESPECT, SUCH INVALIDITY, ILLEGALITY OR UNENFORCEABILITY SHALL NOT AFFECT ANY OTHER PROVISION OF THIS AMENDMENT.

5.6 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF SUCH LAWS RELATING TO CONFLICT OF LAWS.

5.7 Scope of Amendment. This Amendment shall constitute a Loan Document. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents.

(Signatures appear on following pages)

IN WITNESS WHEREOF, this Seventh Amendment to Amended and Restated Credit Agreement is executed effective as of the Effective Date.

BORROWER:

PRIMEENERGY CORPORATION
PRIMEENERGY MANAGEMENT CORPORATION
PRIME OPERATING COMPANY
EASTERN OIL WELL SERVICE COMPANY
SOUTHWEST OILFIELD CONSTRUCTION COMPANY
EOWS MIDLAND COMPANY

By:
Beverly A. Cummings
Executive Vice President, Treasurer and Chief Financial Officer of each such entity

(Signatures continue on following pages)

AGENT:

COMPASS BANK (successor in interest to Guaranty Bank, FSB), as Agent

By:
Kathleen J. Bowen
Senior Vice President

LENDER:

COMPASS BANK (successor in interest to Guaranty Bank, FSB)

By:
Kathleen J. Bowen
Senior Vice President

(Signatures continue on following pages)

LENDER:

BNP PARIBAS

By:
Name:
Title:

By:
Name:
Title:

(Signatures continue on following page)

LENDER:

JPMORGAN CHASE BANK, N.A.

By:
Jo Linda Papadakis
Vice President

EXHIBIT III

[FORM OF COMPLIANCE CERTIFICATE]

(date)

Compass Bank

24 Greenway Plaza

Suite 1400A

Houston, Texas 77046

Attention: Kathleen J. Bowen

Re:	Amended and Restated Credit Agreement dated as of December 28, 2006, as amended, by and among PRIMEENERGY CORPORATION, PRIMEENERGY MANAGEMENT CORPORATION, PRIME OPERATING COMPANY, EASTERN OIL WELL SERVICE COMPANY, SOUTHWEST OILFIELD CONSTRUCTION COMPANY, EOWS MIDLAND COMPANY and COMPASS BANK, successor in interest to Guaranty Bank, FSB, as Agent, and the Lenders signatory thereto from time to time (as amended, restated, or supplemented from time to time, the “Credit Agreement”)

Ladies and Gentlemen:

Pursuant to applicable requirements of the Credit Agreement, the undersigned, as a Responsible Officer of the Borrower, hereby certifies to you the following information as true and correct as of the date hereof or for the period indicated, as the case may be:

1. To the best of the knowledge of the undersigned, no Default or Event of Default exists as of the date hereof or has occurred since the date of our previous certification to you, if any.

1. To the best of the knowledge of the undersigned, the following Defaults or Events of Default exist as of the date hereof or have occurred since the date of our previous certification to you, if any, and the actions set forth below are being taken to remedy such circumstances:

2. The compliance of the Borrower with the financial covenants of the Credit Agreement, as of the close of business on                     , is evidenced by the following:

(a)	Section 6.1: Limitation on Commodity Hedge Agreements. See the attached report demonstrating compliance with this limitation.

(b)	Section 6.6: Limitation on Loans and Advances to Limited Partnerships and Prime Offshore, L.L.C. See the attached report demonstrating compliance with this limitation.

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(c)	Section 6.7: Limitation on Investments in Limited Partnerships. See the attached report demonstrating compliance with this limitation.

(d)	Section 6.13: Interest Coverage Ratio. Permit, as of the close of any fiscal quarter, the ratio of (a) quarterly EBITDAX on a trailing four-quarter basis to (b) Interest Expense to be less than 3.00 to 1.00, measured on a trailing four-quarter basis.

Actual

to 1.0

(e)	Section 6.14: Current Ratio. Permit, as of the close of any fiscal quarter, the ratio of Current Assets to Current Liabilities to be less than 1.00 to 1.00.

Actual

to 1.0

(f)	Section 6.15: Tangible Net Worth. Permit Tangible Net Worth, as of the close of any fiscal quarter, to be less than $40,000,000 at September 30, 2006, plus 75% of positive quarterly net income thereafter.

Actual

(g)	Section 6.16: Bank Debt Coverage Ratio. Permit, as of the close of any fiscal quarter, the ratio of (a) Bank Debt to (b) EBITDAX to be greater than 4.00 to 1.00, measured on a trailing four-quarter basis.

Actual
to 1.0

3.	No Material Adverse Effect has occurred since the date of the Financial Statements dated as of .

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Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

Very truly yours,

PRIMEENERGY CORPORATION
PRIMEENERGY MANAGEMENT
CORPORATION, PRIME OPERATING
COMPANY, EASTERN OIL WELL SERVICE
COMPANY, SOUTHWEST OILFIELD
CONSTRUCTION COMPANY
EOWS MIDLAND COMPANY

By:
Beverly A. Cummings
Executive Vice President, Treasurer, and
Chief Financial Officer
of each such entity

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